Exhibit 99.4

Title: Targeting Bruton’s Tyrosine Kinase with PCI-32765 Blocks Growth and Survival of Multiple Myeloma and Waldenström Macroglobulinemia via Potent Inhibition of Osteoclastogenesis, Cytokines/Chemokine secretion, and Myeloma Stem-like Cells in the Bone Marrow Microenvironment (ASH 2011 Annual Meeting Abstract #883)

Yu-Tzu Tai,1 Betty Chang,2 Sun-Young Kong,1 Mariateresa Fulciniti,1 Guang Yang,3 Yolanda Calle,4 Yiguo Hu,1 Jianhong Lin,1 Jian-Jun Zhao,1 Antonia Cagnetta,1 Michele Cea,1 Michael A Sellitto,1 Michelle Chen,1 Daniel R Carrasco,1 Joseph J. Buggy,2 Laurence Elias,2 Zachary R. Hunter,3 Steven P. Treon,3 William Matsui,5 Paul Richardson,1 Nikhil C. Munshi,1 Kenneth C Anderson1

1LeBow Institute for Myeloma Therapeutics and Jerome Lipper Center for Multiple Myeloma Research, Dana-Farber Cancer Institute, Harvard Medical School, Boston, MA, USA; 2Pharmacyclics, Inc., Sunnyvale, CA, USA; 3Bing Center for Waldenström's Macroglobulinemia, Dana-Farber Cancer Institute, Boston, MA, USA; 4Dept. of Haematological Med., King's College London, London, UK; 5Division of Hematologic Malignancies, Sidney Kimmel Comprehensive Cancer Center, Johns Hopkins University School of Medicine, Baltimore, MD, USA.

Specific expression of Bruton’s tyrosine kinase (Btk) in osteoclasts (OC), but not osteoblasts (OB), suggests its role in regulating osteoclastogenesis.  Although Btk is critical in B cell maturation and myeloid function, it has not been characterized in plasma cell malignancies including multiple myeloma (MM) and Waldenström Macroglobulinemia (WM).  In the present study, we investigate effects of PCI-32765, an oral, potent, and selective Btk inhibitor with promising clinical activity in B-cell malignancies, on OC differentiation and function within MM bone marrow (BM) microenvironment, as well as on MM and WM cancer cells.  We further define molecular targets of Btk signaling cascade in OCs and MM in the BM milieu.  In CD14+ OC precursor cells, RANKL and M-CSF stimulated phosphorylation of Btk in a time-dependent fashion; conversely, PCI-32765 abrogated RANKL/M-CSF-induced activation of Btk and downstream PLCγ2.  Importantly, PCI-32765 decreased number of multinucleated OC (>3 nuclei) by tartrate-resistant acid phosphatase (TRAP) staining and inhibited the secretion of TRAP5b (ED50 = 17 nM), a specific mature OC marker.  It disrupted OC formation with significantly reduced bone resorption activity, as evidenced by diminished pit formation on dentine slices.  Moreover, lack of effect of Dexamethasone on OC activity was overcome by combination of Dexamethasone with PCI-32765.  PCI-32765 significantly reduces cytokine and chemokine secretion from OC cultures, including MIP1α, MIP1β, IL-8, TGFβ1, RANTES, APRIL, SDF-1, and activin A (ED50 = 0.1-0.48 nM).  It potently downregulated IL-6, SDF-1, MIP1α, MIP1β, and M-CSF in CD138-negative cell cultures from active MM patients, associated with decreased TRAP staining in a dose-dependent manner.  In MM and WM cells, immunoblotting analysis confirmed a higher Btk expression in CD138+ cells from majority of MM patients (4 out of 5 samples) than MM cell lines (5 out of 9 cell lines), whereas microarray analysis show an enhanced expression of Btk and its downstream signaling components in WM cells than in CD19+ normal bone marrow cells.  Importantly, SDF-1 activated Btk and its downstream pPLCγ2, pAKT, and pERK in 4 MM cell lines, which is specifically blocked by PCI-32765.  PCI-32765 further blocked SDF-1-induced adhesion and migration of MM cell lines and patient MM cells.  It decreased cytokine expression (MIP1α, MIP1β) at mRNA level in MM and WM tumor cells, correlated with inhibition of Btk-mediated pPLCγ2, pERK and NF- κB activation.  Significantly, PCI-32765 inhibits MM cell growth and survival triggered by IL-6 and coculture with BM stromal cells (BMSCs) or OCs.  Furthermore, myeloma stem-like cells express Btk and PCI-32765 (10-100 nM) specifically blocks their abilities to form colonies from MM patients (n=5).  In contrast, PCI-32765 has no effects on Btk-negative BMSCs and OBs, and does not affect Btk-expressing dendritic cells.  Finally, oral administration of PCI-32765 (12 mg/kg) in mice significantly suppressed MM cell growth (p<0.03) and MM cell-induced osteolysis on implanted human bone chips in a humanized myeloma (SCID-hu) model.  Together, these results provide compelling evidence to target Btk in the BM microenvironment against MM and WM, strongly supporting clinical trials of PCI-32765 to improve patient outcome in MM and WM.